UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 30, 2013
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 30, 2012, we announced our acquisition of all of the outstanding capital stock and the Charleston, South Carolina property of Wando Trucking, Inc., a provider of intermodal transportation and related services in the Southeast, for approximately $9.0 million. The acquisition was financed with borrowings under our third amended and restated credit agreement described in Item 2.03 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2012. A copy of the press release announcing this event is attached as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

In addition, on April 30, 2012, we announced our acquisition of all of the outstanding capital stock of Adrian Carriers, Inc. and C.B.A. Container Sales, Ltd., a logistics service provider offering container management and intermodal solutions based in Milan, Illinois, for a total purchase price of approximately $14.2 million, plus an earn-out capped at $6.5 million. The acquisition was financed with borrowings under our third amended and restated credit agreement described in Item 2.03 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2012. A copy of the press release announcing this event is attached as Exhibit 99.2 and is hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

99.1	Press Release, dated April 30, 2013 entitled “Roadrunner Transportation Systems Announces Acquisition of Wando Trucking"

99.2	Press Release, dated April 30, 2013 entitled “Roadrunner Transportation Systems Announces Acquisition of Adrian Carriers"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: April 30, 2013	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 30, 2013 entitled “Roadrunner Transportation Systems Announces Acquisition of Wando Trucking"

99.2	Press Release, dated April 30, 2013 entitled “Roadrunner Transportation Systems Announces Acquisition of Adrian Carriers"